HARSCO

Insight onsite.™







HARSCO

WE HELP BUILD THE WORLD

2012 Stockholder Presentation

Camp Hill, Pennsylvania ■ March 30, 2012

Explanatory Note

HARSCO
Insight onsite.

The following presentation was prepared by Harsco Corporation (the "Company") on behalf of its Board of Directors (the "Board") for use by those employees of the Company authorized to communicate with the media and stockholders of the Company pursuant to its internal policies. The directors may have an interest in the Company's proposals regarding director elections and the approval of named executive officer compensation to be presented at the 2012 Annual Meeting of Stockholders. The Company's security holders should read the Company's 2012 definitive proxy statement for its 2012 Annual Meeting of Stockholders because it contains important information. Security holders may obtain the Company's 2012 definitive proxy statement and 2011 Annual Report for free at www.harsco.com. This document may be deemed "soliciting material" within the meaning of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended.

The Purpose of This Communication

HARSCO
Insight onsite.

- **The Company would like to update its stockholders – in advance of the proxy advisory firms' 2012 voting recommendations – as to its stockholder engagement efforts, recent stockholder-friendly changes to its pay programs and its views on the linkage between the pay the Company provides its executive officers and the Company's performance.**

Results of 2011 Say-on-Pay Vote

HARSCO
Insight onsite.

- **In advance of the 2011 Annual Meeting:**
  - **ISS recommended votes "against" the Company's 2011 Say-on-Pay proposal, citing a pay-for-performance disconnect between the then-CEO's pay and Company performance; BUT**
  - **Glass Lewis recommended votes "for" the Company's 2011 Say-on-Pay proposal, indicating that the Company aligned pay with performance during 2010 and that there were no significant issues for stockholder concern in the aggregate; AND**
  - **Egan-Jones recommended votes "for" the Company's 2011 Say-on-Pay proposal, noting strong alignment among the Company's pay-for-performance culture, the long-term interests of the Company's stockholders and the need to attract and retain experienced, highly qualified executives.**
- **The Company engaged its largest stockholders in advance of the 2011 Annual Meeting to discuss ISS's negative recommendation.**
- **Stockholders approved, on an advisory basis, the compensation of the Company's named executive officers by approximately 69%.**
- **Stockholders approved, on an advisory basis, and the Company adopted, an annual frequency for Say-on-Pay votes until the next frequency vote.**

How Did the Company Consider the 2011 Results?

HARSCO
Insight onsite.

- **The Management Development and Compensation Committee (the "Committee") has worked with management and Pearl Meyer & Partners ("PM&P") to review and understand:**
  - **ISS's 2011 voting recommendation and issues of concern;**
  - **Changes to ISS's pay-for-performance policy for 2012;**
  - **The Company's performance during 2011 and recent years, both on an absolute and relative basis compared to peers; and**
  - **Potential pay program changes that would be well-received by all stockholders.**
- **The Committee and management adopted stockholder-friendly changes to the executive compensation program to address issues of concern for many institutional stockholders and their advisors.**
- **The Committee, management, PM&P and external legal counsel collaborated to provide comprehensive disclosure in the 2012 definitive proxy statement explaining why the Company believes that our then-CEO's pay was commensurate with recent performance.**

How Has the Company Engaged Stockholders?

HARSCO
Insight onsite.

- **Additional soliciting materials were filed with the Securities and Exchange Commission and provided to the Company's largest institutional stockholders in April 2011 as part of a larger discussion with certain institutional stockholders about the Company's views on pay-for-performance.**

- **The Company's outside advisors have monitored and updated management and the Committee with respect to changes in the voting policies and guidelines of institutional stockholders and their advisors since 2011, and worked closely with the Company to provide improved disclosure in the 2012 definitive proxy statement of how our compensation program links pay to performance.**

- **The Company developed a program with its outside advisors to engage stockholders in the period leading up to the 2012 Annual Meeting of Stockholders to continue discussions about the Company's executive compensation program and recent successes and achievements, including actions taken by the Committee since the 2011 Say-on-Pay vote, and to listen to what our stockholders have to say.**

What Specific Actions has the Company Taken?

HARSCO
Insight onsite.

- **The Company has taken specific stockholder-friendly actions with respect to its executive compensation program since the 2011 Say-on-Pay vote, including:**
  - **Base salaries:** frozen for 2012 (previously also frozen from 2010 – mid-2011);
  - **Long-term equity awards:** 2011 awards retain three-year time- and performance-based vesting periods, and performance awards remain tied to both free cash flow and relative total shareholder return to maintain the linkage between long-term incentives, performance and the creation of long-term stockholder value;
  - **Clawback policy:** adopted on a voluntary basis in advance of final Dodd-Frank Act clawback rules;
  - **Repricing/Reloads:** provisions adopted on a voluntary basis prohibiting repricing of underwater stock options and SARs without stockholder approval and expressly prohibiting reload options; and
  - **Specific performance goals:** Company will disclose certain current-year performance goals in upcoming proxy statements to demonstrate strong linkage between incentive pay and performance.

Executive Pay Commensurate with Performance

HARSCO
Insight onsite.

- **The Company's executive pay was <u>commensurate with performance</u>**
  - The Company's TSR for the 2008 – 2010 and 2009 – 2011 periods was well below the median of our peer group*; HOWEVER
  - The realizable pay positioning of the Company's then-CEO for the two corresponding periods was likewise well below median of our peer group, demonstrating a strong alignment between Harsco's pay and TSR performance



Low Pay (-)
High Performance (+)
High Pay (+)
High Performance (+)
Low Pay (-)
Low Performance (-)
High Pay (+)
Low Performance (-)
HSC 2009 - 2011
HSC 2008 - 2010
3-Year TSR Rank
3-Year Realizable CEO Pay Rank
Peer Group Companies:
Harsco 2008 - 2010
Harsco 2009 - 2011
Companies within "fairway" designation exhibit a strong pay-for-performance alignment (60% of Peer Group Companies)

*For each peer group company, CEO realizable pay and TSR performance reflects a three-year period ending with the most recent year of proxy disclosure.

2011 Pay-for-Performance Analysis: Base Salary

HARSCO
Insight onsite.

- **The Committee has emphasized a pay-for-performance culture by providing minimal base salary increases over a three-year period:**
  - **Base salaries for top executive officers frozen at 2009 levels for all of 2010 and for the first half of 2011 due to concerns about the general economic environment and the Company's performance relative to key performance metrics and compared to its peers;**
  - **Base salaries increased by only a modest amount in July 2011 primarily out of retention concerns (designed to help ensure retention of the senior management team, which the Committee believes is critical to improving the business results for the Company and boosting long-term stock price performance) and to bring certain officers at or near the 50% percentile benchmark; and**
  - **Base salaries for top executive officers again frozen at 2011 levels for all of 2012 due to continuing concerns about the general economic environment and until results improve.**

2011 Pay-for-Performance Analysis: Annual Cash Incentives

HARSCO
Insight onsite.

- **Annual Incentive Program ("AIP")**
  - **The Company's AIP is based on aggressive EVA targets established with input by an independent third-party compensation advisor, which prevents the Company from setting "softball" targets that are too easy to achieve;**
  - **Achievement of less than 100% of the pre-established EVA target in a calendar year results in a limited payout or no payout of annual cash incentives for that calendar year; and**
  - **The table below shows actual EVA performance since 2007 on an overall Company basis. While performance has lagged since the financial crisis, payouts for officers have been commensurate with that performance, as was the design of the AIP:**

Calendar Year	EVA Performance	Bonus Payout for Corporate-Level Officers
2007	193%	193% of Target
2008	19%	19% of Target
2009	0%	0% of Target
2010	15%	15% of Target
2011	84%	84% of Target

2011 Pay-for-Performance Analysis: LTIP

HARSCO Insight onsite.

- **Our LTIP targets historically have been based on EVA, are pre-established and are the sum of annual EVA targets for the three years covered by the EVA performance cycle.**
- **The performance cycle of our LTIP awards closely links pay with performance, as even one calendar year with poor EVA performance can reduce potential payout:**
  - **Example #1: 2008-2009-2010 cycle (payable January 2011):**
    - **Poor overall Corporate EVA performance in calendar years 2008, 2009 and 2010 led to zero payout;**
  - **Example #2: 2009-2010-2011 cycle (payable January 2012):**
    - **Poor overall Corporate EVA performance in calendar years 2009, 2010 and 2011 led to zero payout; and**
  - **Example #3: 2010-2011 cycle (payable January 2012):**
    - **Poor overall Corporate EVA performance in calendar years 2010 and 2011 led to approximately 7% payout.**
- **Our three-year cycle ending in 2012 is shown below**

Three-Year Cycle	Duration of Cycle & Vesting	Metric(s)	Actual Award Date (if earned)	Actual Payout
2010-2012	Three year cycle with 100% vesting at the end	50% EVA performance & 50% time-based	2013	To be determined

2011 Pay-for-Performance Analysis: LTIP Performance Years Versus Actual Payout

HARSCO
Insight onsite.

Performance Years	Payment	Actual Payout
2005, 2006, 2007	Paid Jan '08	100%
2006, 2007, 2008	Paid Jan '09	100%
2007, 2008, 2009	Payable Jan '10	0%
2008, 2009, 2010	Payable Jan '11	0%
2009, 2010, 2011	Payable Jan '12	0%
2010, 2011	Paid Jan '12	7%
2010, 2011, 2012	Payable Jan '13	To be determined
2011, 2012, 2013	Payable Jan '14	To be determined

- **As performance has lagged since the financial crisis, payouts for LTIP awards has been commensurate with that performance, even for the 2010-2011 supplemental award about which ISS was so critical in connection with the 2011 Say-on-Pay vote. The Company believes these results demonstrate the clear linkage between pay and performance for the LTIP program.**

2011 Pay-for-Performance Analysis: Retention Concerns

HARSCO
Insight onsite.

- **Although disfavored by ISS, the Committee viewed the special 2010-2011 LTIP award as necessary to address retention concerns, and structured the award to be commensurate with performance through the use of EVA performance targets established by an independent third-party consultant.**
- **The Committee determined that, without this two-year program, the Company would be at a competitive employment disadvantage compared to other companies, since at the time of the two-year grant (1) no equity compensation was paid in 2010, (2) no other equity compensation was likely to be paid in 2011 (none was actually paid) and (3) it was likely that no equity compensation would be paid for the 2009-2011 three-year cycle (none was actually paid).**
- **This two-year LTIP award was 100% performance-based (EVA) and paid out at approximately 7% of target, which was commensurate with actual two-year performance.**

2011 Pay-for-Performance Analysis: Retention Concerns (cont'd)

HARSCO
Insight onsite.™

- **A portion of the Company's LTIP awards are time-based for retention reasons. This change was made to the program in 2010 and moved LTIP awards from 100% performance-based to 50% performance-based and 50% time-based. This was done after significant review by the Committee and was based on the need to balance the performance requirement with the need to have awards strongly promoting retention in long-term compensation. The Company believes that this is a market practice.**

- **The Committee chose to make time-based stock option grants to a limited group of executives in 2011 for incentive and retention purposes.**
  - The Committee felt a need to drive stock price appreciation while maintaining a cohesive leadership team, and as such, selected a method that assured that shareholders would attain value before any benefits were realized by management.

- **The Committee views these option grants as linked to performance because officers will realize pay for these awards only if the officers help increase Company stock value and total shareholder return above then-current levels, which benefits both stockholders and those officers.**

Pay-for-Performance Expectations

HARSCO
Insight onsite.

- **Performance for the Company should not be judged solely on relative total shareholder return results for the most recent 1-year and 3-year periods alone, as the Company's results are improving:**
  - **The Company closed 2011 on an encouraging note with fourth quarter results slightly better than the Company's previous expectations and guidance;**
  - **All business segments posted improved operating results compared to the fourth quarter of 2010, with particularly strong performance by the Harsco Rail and Harsco Industrial segments; and**
  - **Full-year 2011 sales were up approximately 9% over 2010 sales.**
- **The Company expects that institutional stockholders will find its executive pay to be generally <u>commensurate with performance</u> because:**
  - **Harsco's most recent 1-year and 3-year relative total shareholder return are below competitor group medians; <u>BUT</u>**
  - **The realizable pay positioning of our then-CEO for the 2008-2010 period only slightly exceeded TSR performance for the corresponding period; <u>WHILE</u>**
  - **The realizable pay positioning of our then-CEO for the 2009-2011 period slightly lagged TSR performance for the corresponding period.**

Closing Summary

HARSCO
Insight onsite.

- **The Company seeks to engage its shareholders to discuss its executive compensation practices and program.**
- **The Committee has considered the results of the 2011 Say-on-Pay vote in making various stockholder-friendly changes to the executive compensation program in order to enhance the compensation program and improve results for the 2012 Say-on-Pay vote.**
- **Providing compensation elements intended to retain the Company's key executives is crucial to executing upon plans to improve Company performance and create long-term stockholder value.**
- **The Company believes that recent pay results demonstrate that pay has been commensurate with recent performance, as adjusted to mitigate real executive retention concerns.**